    As filed with the Securities and Exchange Commission on October 31, 1995

                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                     --------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------
                           NORTHERN TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    36-2723087
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                    identification no.)

                            50 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60675
          (Address of principal executive offices, including zip code)


               NORTHERN TRUST CORPORATION/RCB INTERNATIONAL INC.
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               PETER L. ROSSITER
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           NORTHERN TRUST CORPORATION
                            50 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60675
                    (Name and address of agent for service)

                                 (312) 630-6000
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                                ROBERT J. MINKUS
                             SCHIFF HARDIN & WAITE
                                7200 SEARS TOWER
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-5584
                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                            PROPOSED         PROPOSED
                                               AMOUNT       MAXIMUM          MAXIMUM           AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED         TO BE     OFFERING PRICE  AGGREGATE OFFER-   REGISTRATION FEE
                                             REGISTERED   PER SHARE (1)   ING PRICE (1)           (1)
------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.66 2/3 per
 share (including associated Preferred Stock
 Purchase Rights)                              111,428        $47.25         $5,264,973         $1,815.51
============================================================================================================

(1) Calculated pursuant to Rule 457(h) and 457(c) on the basis of $47.25 per share, the average of the high and low sales prices quoted on the Nasdaq National Market on October 26, 1995, as reported in the consolidated reporting system.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by Northern Trust Corporation (the "Registrant") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

     (c) The description of the Registrant's Common Stock, par value $1.66 2/3 per share, contained in a Registration Statement filed with the Securities and Exchange Commission (the "Commission") pursuant to
          Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"); and

     (d) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, dated October 30, 1989.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law and Article Eighth of the Registrant's Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The general effect of the provisions in the Registrant's Restated Certificate of Incorporation and under the Delaware General Corporation Law is to provide that the Registrant shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Registrant. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his duty to the Registrant, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Registrant has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933, as amended, and the Registrant has entered into insurance maintenance agreements with its directors under which the Registrant is obligated to maintain insurance coverage for directors at certain levels for specified periods.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page II-6 hereof.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 31, 1995.

                                 NORTHERN TRUST CORPORATION
                                 (Registrant)


                                 By:  /s/ William A. Osborn
                                    -----------------------------------
                                         William A. Osborn
                                         Chairman of the Board and
                                         Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                            Date
     ---------                     -----                            ----


/s/ William A. Osborn       Chairman of the Board, Chief        October 31, 1995
------------------------    Executive Officer and Director
William A. Osborn           (principal executive officer)


/s/ Perry R. Pero           Senior Executive Vice President     October 31, 1995
------------------------    and Chief Financial Officer
Perry R. Pero               (principal financial officer)


/s/ Harry W. Short          Senior Vice President and Control-  October 31, 1995
------------------------    ler (principal accounting officer)
Harry W. Short


/s/ Dolores E. Cross*       Director                            October 31, 1995
------------------------
Dolores E. Cross


/s/ Robert S. Hamada*       Director                            October 31, 1995
------------------------
Robert S. Hamada


/s/ Barry G. Hastings       Director                            October 31, 1995
------------------------
Barry G. Hastings



/s/ Robert A. Helman*       Director                            October 31, 1995
-------------------------
Robert A. Helman


/s/ Arthur L. Kelly*        Director                            October 31, 1995
-------------------------
Arthur L. Kelly


/s/ Ardis Krainik*          Director                            October 31, 1995
-------------------------
Ardis Krainik


/s/ Robert D. Krebs*        Director                            October 31, 1995
-------------------------
Robert D. Krebs


/s/ Frederick A. Krehbiel*  Director                            October 31, 1995
-------------------------
Frederick A. Krehbiel


/s/ William G. Mitchell*    Director                            October 31, 1995
-------------------------
William G. Mitchell


/s/ Harold B. Smith*        Director                            October 31, 1995
-------------------------
Harold B. Smith


/s/ William D. Smithburg*   Director                            October 31, 1995
-------------------------
William D. Smithburg


/s/ Bide L. Thomas*         Director                            October 31, 1995
-------------------------
Bide L. Thomas



*  By:   /s/ William A. Osborn
        ----------------------
        William A. Osborn,
        Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                           PAGE NO.
------                            -----------                           -------

4.1            Northern Trust Corporation/RCB International
               Long-Term Incentive Plan

4.2 Restated Certificate of Incorporation, as amended of Northern Trust Corporation (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March
               31, 1993).

4.3            By-Laws, as amended, of Northern Trust Corporation
               (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).

4.4 Rights Agreement, dated as of October 17, 1989, between Northern Trust Corporation and Harris
               Trust & Savings Bank (incorporated by reference to
               Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated October 30, 1989).

5              Opinion of Schiff Hardin & Waite.

23.1           Consent of Arthur Andersen LLP.

23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5).

24             Powers of Attorney.